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                                   EXHIBIT 99
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AT THE COMPANY:
Daniel D. Viren                             Roy Youst
Senior Vice President-Finance               Director Corporate Communications
(614) 864-6400                              (614) 864-6400


FOR IMMEDIATE RELEASE
MONDAY, DECEMBER 15, 2003

              R.G. BARRY CORPORATION ISSUES FOURTH QUARTER CAUTION

PICKERINGTON, OHIO - MONDAY, DECEMBER 15, 2003 - R.G. BARRY CORPORATION (NYSE:RGB) today reported that its sales following Thanksgiving were below expectations, reflecting the generally mixed retail sales environment.

"Given the strength of the retail economy in August, September and October, we had expected a strong holiday selling season which has not materialized to date," said R.G. Barry Chairman of the Board and Chief Executive Officer Gordon Zacks. "Our sales at retail during the past several weeks reflect the mixed retail sales reported by our key customers. Although some of our key customers are enjoying strong holiday sales, others have posted lower than expected numbers. The overall impact has been higher order cancellations and fewer reorders than planned.

"As a result of these order cancellations and fewer reorders, we have become cautious in our outlook for the fourth quarter. We earlier reported that a continuation in November and December of the strong retail trends our customers enjoyed in August, September and October would position R.G. Barry to return to modest profitability in its continuing operations this year. Although the key selling weeks for the Christmas season are ahead of us, if the current sales trends do not improve and if December retail sales are not very, very strong, we do not believe we can report a profit from continuing operations this year.

"Our plan is to release our results for the 2003 fiscal year in early March 2004. We do not intend to issue additional interim releases updating our 2003 sales and other financial results until March when we will report results for the fourth quarter and full year," Mr. Zacks concluded.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this release, other than statements of historical fact, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our current plans and strategies, and reflect our current assessment of the risks and uncertainties related to our business. In addition to the risks and uncertainties noted in this news release, there are factors that could cause results to differ materially from those anticipated by some of our forward-looking statements. These factors include product demand and market acceptance; the economic and business environment and the impact of governmental regulations, both in the United States and abroad; the effects of direct sourcing by customers of competitive products from alternative suppliers; the loss of significant customers in connection with mergers, acquisitions, bankruptcies or other circumstances; economic, regulatory and cultural difficulties or delays in our business outside the United States; our ability to improve processes and business practices to keep pace with the economic, competitive and technological environments; the availability and costs of financing; capacity, efficiency and supply constraints; weather; the effects of terrorist acts; acts of war; and other risks detailed in the our press releases, shareholder communications and Securities and Exchange Commission filings.